Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Diane McClintock
Chief Financial Officer
		email:	investorrelations@wattswater.com

WATTS WATER TECHNOLOGIES REPORTS RECORD FIRST QUARTER 2026 RESULTS

◾	Net sales of $677 million, up 21% on a reported basis and 12% organically

◾	Operating margin of 19.6%, up 390 bps; adjusted operating margin of 20.1%, up 110 bps

◾	Diluted EPS of $2.97, up 34%; adjusted diluted EPS of $3.04, up 28%

◾	Announced 21% increase in quarterly dividend payments to $0.63 per share

◾	Maintaining full year 2026 outlook

Note changes in performance are relative to first quarter 2025

North Andover, Mass., May 6, 2026 -- Watts Water Technologies, Inc. (NYSE: WTS) – through its subsidiaries, one of the world’s leading manufacturers and providers of plumbing, heating and water quality products and solutions – today announced results for the first quarter of 2026.

Chief Executive Officer Robert J. Pagano Jr. said, “We delivered a strong start to 2026, with organic growth across all regions and record first quarter net sales, operating income, operating margin and EPS. This is a direct result of the strong execution by the Watts team, and I would like to thank our employees who have remained diligent and focused on delivering quality and value to our customers.”

Mr. Pagano continued, “We are actively managing through geopolitical and trade-related uncertainties while advancing our strategic priorities. We continue to invest in higher-growth opportunities, including data centers and digital solutions, and are driving productivity through automation to support efficiency and margin performance through the One Watts Performance System. While we are pleased with our strong performance to start the year, the macro environment remains dynamic. As a result, we are maintaining our full year 2026 outlook. Our proven operating model and execution track record position us well, and supported by a strong balance sheet and solid cash flow generation, we remain focused on disciplined capital allocation and delivering sustainable long-term value.”

A summary of first quarter financial results is as follows:

	First Quarter Ended
	March 29,	March 30,
(In millions, except per share information)	2026	2025	% Change
Net sales	$677.3	$558.0	21%
Organic sales growth % (1)			12%

Operating income	$133.0	$87.7	52%
Operating margin %	19.6%	15.7%	390	bps

Adjusted operating income (1)	$135.9	$106.1	28%
Adjusted operating margin % (1)	20.1%	19.0%	110	bps

Diluted earnings per share	$2.97	$2.21	34%
Special items (1)	0.07	0.16
Adjusted diluted earnings per share (1)	$3.04	$2.37	28%

(1)	Organic sales growth, adjusted operating income, adjusted operating margin, free cash flow, special items and adjusted diluted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items, please see the tables attached to this press release.

First Quarter Financial Highlights

First quarter 2026 performance compared to first quarter 2025

Sales of $677 million increased 21% on a reported basis and 12% on an organic basis. Organic sales increased primarily due to favorable price and incremental volume driven by data center growth. Incremental acquisition sales within the Americas and APMEA were $37 million and contributed 7% to reported growth. Favorable foreign exchange increased reported sales by $16 million, or 3%.

Operating margin increased 390 basis points on a reported basis and 110 basis points on an adjusted basis. Operating and adjusted operating margin increased primarily due to favorable price, productivity and volume leverage which more than offset inflation, investments, tariffs and acquisition dilution. Operating margin was favorably impacted by a decrease in restructuring charges, partially offset by higher acquisition-related charges.

Regional Performance

Americas

Sales of $515 million increased 23% on a reported basis and 16% on an organic basis, primarily due to favorable price and incremental volume driven by data center growth. Acquisitions contributed $31 million of incremental sales, or 7%, to reported growth.

Segment margin increased 80 basis points as benefits from price realization, productivity, and volume leverage more than offset inflation, tariffs and acquisition dilution.

Europe

Sales of $121 million increased 12% on a reported basis and 1% on an organic basis. Reported sales growth benefitted from favorable foreign exchange, which increased reported sales by 11%.  Organic sales increased primarily from favorable price, which offset a slight decline in volume.

Segment margin decreased 20 basis points as benefits from price realization, productivity, and restructuring actions were more than offset by inflation and volume deleverage.

APMEA

Sales of $41 million increased 29% on a reported basis and 3% on an organic basis, as growth in China, Australia and New Zealand offset a decline in the Middle East. Acquisition sales contributed $6 million, or 19%, and favorable foreign exchange contributed 7% to reported sales growth.

Segment margin increased 120 basis points as trade sales volume leverage, productivity and acquisition accretion more than offset inflation and affiliate volume deleverage.

Cash Flow and Capital Allocation

For the first quarter of 2026, operating cash flow was $18 million and net capital expenditures were $11 million, resulting in free cash flow of $7 million. In the comparable period last year, operating cash flow was $55 million and net capital expenditures were $9 million, resulting in free cash flow of $46 million. Free cash flow declined due to increased capital investments and elevated working capital levels which more than offset higher net income. Working capital increases were due to higher accounts receivable attributable to higher net sales, higher inventory due to incremental tariffs and strategic inventory investments to support expected end-market demand, and higher annual customer rebates due to higher net sales and timing of payments. Sequential increases in free cash flow are expected throughout 2026 as we monetize working capital with the seasonality of the business.

On May 4, 2026, the Company announced a 21% increase in quarterly dividend payments, increasing the quarterly payments from $0.52 per share to $0.63 per share beginning in June 2026.

The Company repurchased approximately 13,000 shares of Class A common stock at a cost of $3.8 million during the first quarter of 2026. Approximately $125 million remains available under the stock repurchase program authorized in 2023. There is no expiration date for this program.

Full Year 2026 Outlook

The Company is maintaining its previous full year outlook. Sales growth is expected to range from up 8% to up 12% on a reported basis and up 2% to up 6% on an organic basis. Full year operating margin is expected to be between 18.8% and 19.4%, or up 40 basis points to up 100 basis points, and adjusted operating margin is expected to be between 19.1% and 19.7%, or down 50 basis points to up 10 basis points. The full year outlook assumes the Middle East conflict is short term and incorporates estimated tariff impacts and actions as of May 6, 2026 but does not include potential tariff refunds.

Further 2026 planning assumptions are included in the first quarter earnings materials posted in the Investor Relations section of our website at www.watts.com.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live webcast of its conference call to discuss first quarter 2026 results on Thursday, May 7, 2026 at 9:00 a.m. EST. This press release and the live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.watts.com. Following the webcast, the call recording will be available at the same address until May 6, 2027.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacturing of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’ expertise in a wide variety of water technologies enables us to be a comprehensive supplier to the water industry.

This press release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to expected full year 2026 financial results, including sales and organic sales growth, operating margin and adjusted operating margin, future dividends, improvements in operating and free cash flow throughout 2026, our strategy, investments, the impact of tariffs and any potential tariff refunds due to invalidation of tariffs imposed under the International Emergency Economic Powers Act, the benefits from and integration of recent acquisitions, our ability to manage uncertainty and current market conditions, including the fluid trade environment, our portfolio offerings, long-term growth and shareholder value creation and return of capital to stockholders. These forward-looking statements reflect our current views about future events. You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties. These potential risks and uncertainties include, but are not limited to: the imposition of or changes to tariff rates and related impacts to our business and the broader market; the effectiveness, timing and expected savings associated with our cost-cutting actions, restructuring and initiatives; integration of acquired businesses in a timely and cost-effective manner, retention of supplier and customer relationships and key employees, and the ability to achieve synergies and cost savings in the amounts and within the time frames currently anticipated; current economic and financial conditions, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; inflation; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks and costs; changes in the status of current litigation; the impacts and duration of the Middle East conflict, the war in Ukraine and other global crises; supply chain and logistical disruptions or labor shortages and workforce disruptions that could negatively affect our supply chain, manufacturing, distribution, or other business processes; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 17 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”).We undertake no duty to update the information contained in this press release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	First Quarter Ended
	March 29,	March 30,
	2026	2025
Net sales	$677.3	$558.0
Cost of goods sold	351.2	285.5
GROSS PROFIT	326.1	272.5
Selling, general and administrative expenses	192.9	167.5
Restructuring	0.2	17.3
OPERATING INCOME	133.0	87.7
Other (income) expense:
Interest income	(1.7)	(2.3)
Interest expense	2.6	2.7
Other expense, net	0.7	0.4
Total other expense	1.6	0.8
INCOME BEFORE INCOME TAXES	131.4	86.9
Provision for income taxes	31.8	12.9
NET INCOME	$99.6	$74.0

BASIC EPS
NET INCOME PER SHARE	$2.97	$2.21
Weighted average number of shares	33.5	33.5
DILUTED EPS
NET INCOME PER SHARE	$2.97	$2.21
Weighted average number of shares	33.5	33.5
Dividends declared per share	$0.52	$0.43

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	March 29,	December 31,
	2026	2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$374.7	$405.5
Trade accounts receivable, less reserve allowances of $15.1 million at March 29, 2026 and $12.5 million at December 31, 2025	374.4	294.0
Inventories, net:
Raw materials	208.5	190.8
Work in process	28.1	28.5
Finished goods	306.5	305.0
Total Inventories	543.1	524.3
Prepaid expenses and other current assets	55.9	62.3
Total Current Assets	1,348.1	1,286.1
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	781.1	777.1
Accumulated depreciation	(484.7)	(480.0)
Property, plant and equipment, net	296.4	297.1
OTHER ASSETS:
Goodwill	859.6	859.0
Intangible assets, net	286.8	294.6
Deferred income taxes	19.4	17.9
Other, net	129.5	126.5
TOTAL ASSETS	$2,939.8	$2,881.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$188.9	$182.2
Accrued expenses and other liabilities	234.2	234.7
Accrued compensation and benefits	72.9	95.5
Total Current Liabilities	496.0	512.4
LONG-TERM DEBT	197.8	197.7
DEFERRED INCOME TAXES	42.5	36.5
OTHER NONCURRENT LIABILITIES	107.2	106.9
STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 120,000,000 shares authorized; 1 vote per share; issued and outstanding, 27,478,641 shares at March 29, 2026 and 27,426,533 shares at December 31, 2025	2.7	2.7
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding, 5,916,290 shares at March 29, 2026 and December 31, 2025	0.6	0.6
Additional paid-in capital	728.6	720.6
Retained earnings	1,496.8	1,431.3
Accumulated other comprehensive loss	(132.4)	(127.5)
Total Stockholders’ Equity	2,096.3	2,027.7
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,939.8	$2,881.2

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	March 29,	March 30,
	2026	2025
OPERATING ACTIVITIES
Net income	$99.6	$74.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	9.4	8.8
Amortization of intangibles	6.0	4.9
Amortization of cloud computing arrangements	0.6	—
Loss on disposal of long-lived assets	—	0.1
Stock-based compensation	5.2	2.9
Deferred income tax	4.8	(2.4)
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	(82.0)	(41.3)
Inventories	(19.8)	(18.4)
Prepaid expenses and other assets	(3.0)	(5.9)
Accounts payable, accrued expenses and other liabilities	(2.9)	32.5
Net cash provided by operating activities	17.9	55.2
INVESTING ACTIVITIES
Additions to property, plant and equipment	(11.3)	(9.6)
Business acquisitions, net of cash acquired	(1.9)	(70.3)
Net cash used in investing activities	(13.2)	(79.9)
FINANCING ACTIVITIES
Payments for withholding taxes on vested awards	(12.8)	(10.9)
Payments for finance leases and other	(0.7)	(0.7)
Payments to repurchase common stock	(3.8)	(3.9)
Dividends	(17.5)	(14.4)
Net cash used in financing activities	(34.8)	(29.9)
Effect of exchange rate changes on cash and cash equivalents	(0.7)	4.5
DECREASE IN CASH AND CASH EQUIVALENTS	(30.8)	(50.1)
Cash and cash equivalents at beginning of year	405.5	386.9
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$374.7	$336.8

Segment Earnings and Non-GAAP Financial Measures

In this press release, segment earnings is our GAAP performance measure used by our chief operating decision-maker (“CODM”) to assess and evaluate segment results. Segment earnings exclude the impact of non-recurring and unusual items, such as restructuring costs and acquisition-related costs. The CODM uses segment earnings for insight into underlying trends comparing past financial performance with current performance by reporting segment on a consistent basis. Segment margin is defined as segment earnings divided by segment revenue.

We refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, organic sales, organic sales growth, free cash flow, cash conversion rate of free cash flow to net income and net debt to capitalization ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per share eliminate certain expenses incurred and benefits recognized in the periods presented that relate primarily to our global restructuring programs, acquisition-related costs and the related income tax impacts on these items and tax adjustment items (with respect to adjusted net income and adjusted diluted earnings per share only). Management then utilizes these adjusted financial measures to assess the run rate of the Company’s operations against those of comparable periods. Organic sales and organic sales growth are non-GAAP measures of net sales and net sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales and organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales and sales growth on a consistent basis. Free cash flow, cash conversion rate of free cash flow to net income, and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's balance sheet leverage relative to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	First Quarter Ended
	March 29,	March 30,
	2026	2025

Net sales	$677.3	$558.0

Operating income	$133.0	$87.7
Operating margin %	19.6%	15.7%

Adjustments for special items:
Restructuring	$0.2	$17.3
Acquisition-related costs	2.7	1.1
Total adjustments for special items	$2.9	$18.4

Adjusted operating income	$135.9	$106.1
Adjusted operating margin %	20.1%	19.0%

Net income	$99.6	$74.0

Adjustments for special items - tax effected:
Restructuring	$0.1	$13.0
Acquisition-related costs	2.1	0.8
Tax adjustment items	—	(8.3)
Total adjustments for special items - tax effected	$2.2	$5.5

Adjusted net income	$101.8	$79.5

Diluted earnings per share	$2.97	$2.21
Restructuring	0.01	0.39
Acquisition-related costs	0.06	0.02
Tax adjustment items	—	(0.25)
Adjusted diluted earnings per share	$3.04	$2.37

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF SEGMENT EARNINGS TO CONSOLIDATED OPERATING INCOME - GAAP

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	March 29, 2026				March 30, 2025
	Americas	Europe	APMEA	Total	Americas	Europe	APMEA	Total

Total segment net sales	$517.8	127.6	67.8	$713.2	$420.3	116.6	56.4	$593.3
Elimination of intersegment sales	(2.7)	(6.2)	(27.0)	(35.9)	(2.2)	(8.2)	(24.9)	(35.3)
Net sales from external customers	$515.1	121.4	40.8	$677.3	$418.1	108.4	31.5	$558.0

Segment earnings	$124.5	16.7	7.5	$148.7	$97.8	15.1	5.5	$118.4
Segment margin %	24.2%	13.7%	18.7%	22.0%	23.4%	13.9%	17.5%	21.2%

Corporate operating loss				$(12.8)				$(12.3)

Adjustments for segment special items:	$(1.7)	(0.2)	(1.0)	$(2.9)	$(1.1)	(17.2)	(0.1)	$(18.4)

Operating income				$133.0				$87.7
Operating margin %				19.6%				15.7%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF NET SALES TO NON-GAAP ORGANIC SALES

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	Americas	Europe	APMEA	Total

Net sales March 29, 2026	$515.1	$121.4	$40.8	$677.3
Net sales March 30, 2025	$418.1	$108.4	$31.5	$558.0
Dollar change	$97.0	$13.0	$9.3	$119.3
Net sales % increase	23.2%	12.0%	29.5%	21.4%
Foreign exchange impact	(0.3)%	(11.5)%	(7.4)%	(2.9)%
Acquisition impact	(7.4)%	—%	(18.7)%	(6.6)%
Organic sales % increase	15.5%	0.5%	3.4%	11.9%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	March 29,	March 30,
	2026	2025

Net cash provided by operating activities	$17.9	$55.2
Less: additions to property, plant, and equipment	(11.3)	(9.6)
Free cash flow	$6.6	$45.6

Net income	$99.6	$74.0

Cash conversion rate of free cash flow to net income	6.6%	61.6%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	March 29,	December 31,
	2026	2025

Current portion of long-term debt	$—	$—
Plus: long-term debt, net of current portion	197.8	197.7
Less: cash and cash equivalents	(374.7)	(405.5)
Net debt	$(176.9)	$(207.8)

Net debt	$(176.9)	$(207.8)
Total stockholders’ equity	2,096.3	2,027.7
Capitalization	$1,919.4	$1,819.9

Net debt to capitalization ratio	(9.2)%	(11.4)%

TABLE 6

2026 FULL YEAR OUTLOOK – RECONCILIATION OF NET SALES GROWTH TO ORGANIC SALES GROWTH AND OPERATING MARGIN TO ADJUSTED OPERATING MARGIN

(Unaudited)

Total Watts
Full Year
2026 Outlook
Approximately
Net Sales
Net sales growth	8% to 12%
Forecasted impact of acquisition / FX	(6)%
Organic sales growth	2% to 6%

Operating Margin
Operating margin	18.8% to 19.4%
Forecasted restructuring / other costs	0.3%
Adjusted operating margin	19.1% to 19.7%